Exhibit 10.4

Execution Version

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of April 15, 2026, by and between NKGEN BIOTECH, INC., a Delaware corporation (the “Company”), NKGEN BIOTECH KOREA CO., LTD., a company formed under the laws of the Republic of Korea (“NKGen Korea”), and ALPINEBROOK CAPITAL GP I LIMITED (the “Investor”).

WHEREAS, the Investor is currently a holder of Equity Securities of the Company, including shares of Common Stock and other securities convertible into Common Stock.

WHEREAS, the Company, the Investor and certain other parties have entered into that certain Secured Convertible Loan Agreement, dated April 15, 2026 (the “Loan Agreement”) to refinance certain existing debts of the Company as part of the “Restructuring” described in the Loan Agreement.

WHEREAS, in consideration of the Lender’s willingness to consummate such Restructuring, the parties desire to enter into this Agreement in respect of matters relating to registration rights, governance, right of first offer and certain other matters, in each case in accordance with the terms and conditions of this Agreement; and

WHEREAS, any capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. The following capitalized terms used herein have the following meanings:

1.1 “Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

1.2 “As-Converted basis” for the purpose of calculating the ownership percentage of the Investor: (x) the numerator should be the sum of (i) the number of all Equity Shares directly or indirectly held by the Investor plus (ii) the number of Equity Shares issuable upon exercise of all options, warrants, convertible notes, exchange bonds or any other equity linked securities held by the Investor; and (y) the denominator should be the sum of the Company outstanding Common Stock plus (ii) the number of Equity Shares issuable upon exercise of all options, warrants, convertible notes, exchange bonds or any other equity linked securities held by the Investor.

1.3 “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or Hong Kong are authorized or required by law or other governmental action to close.

1.4 “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

1.5 “Closing” means the closing under the Loan Agreement and has the meaning as ascribed therein.

1.6 “Collateral” has the meaning ascribed to it in the Loan Agreement.

1.7 “Commission” means the Securities and Exchange Commission, as from time to time constituted or created under the Exchange Act.

1.8 “Common Stock” has the meaning ascribed to it in the Loan Agreement.

1.9 “Consideration Shares” means the shares of Common Stock issued under the Loan Agreement and has the meaning ascribed therein.

1.10 “Conversion Shares” means the shares of Common Stock issuable by the Company upon conversion of that certain secured convertible promissory note issuable under the Loan Agreement.

1.11 “Equity Securities” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity securities, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in, or equivalents (regardless of how designated) of, a Person (other than an individual), whether voting or non-voting, and (b) all debt or equity securities convertible into or exchangeable for any security described in clause (a) or any other security described in this clause (b) and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any such security, whether or not presently convertible, exchangeable or exercisable.

1.12 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.13 “Form S-1” means a Registration Statement on Form S-1 or any similar long-form registration statement that may be available at such time.

1.14 “Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration statement that may be available at such time.

1.15 “GAAP” means the United States generally accepted accounting principles, consistently applied during the periods involved.

1.16 “Group Company” means the Company and any Subsidiary of the Company, which includes, for the avoidance of doubt, NKGen Korea.

1.17 “Lien” has the meaning ascribed to it in the Loan Agreement.

1.18 “Necessary Action” means, with respect to any party hereto and a specified result, all actions (to the extent such actions are not prohibited by applicable law and within such party’s control, and in the case of any action that requires a vote or other action on the part of the Board of Directors to the extent such action is consistent with fiduciary duties that the Company directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Certificate of Incorporation and bylaws of the Company, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Authorities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating or appointing certain Persons (including to fill vacancies) and providing the highest level of support for election of such Persons to the Board of Directors in connection with the annual or special meeting of stockholders of the Company.

1.19 “New Securities” means the Equity Securities of any Group Company, excluding (the “Exempted Securities”):

(a) any of the options, restricted stock, restricted stock units and or other securities to purchase any shares of Common Stock issued from time to time to the eligible participants pursuant to the Company’s employee stock purchase plan and 2023 equity incentive plan and any shares of Common Stock issuable upon exercise, settlement or conversion of the foregoing options, restricted stock, restricted stock units and or other securities;

(b) any (i) Conversion Shares, (ii) Consideration Shares or (iii) Warrant Shares;

(c) any Equity Securities issued pursuant to a public offering of the Company approved by the Board of Directors; and

(d) any Equity Security issued in connection with any stock split, stock dividend or any subdivision of shares of Common Stock or other similar event as approved by the Board of Directors pursuant to the Certificate of Incorporation and the other organizational documents of the Company in which all holders of Equity Securities of the Company are entitled to participate on a pro rata basis.

1.20 “NKMax License” means that certain Amended and Restated License Agreement, dated April 10, 2023, by and between NKGen Korea and NKGen Bio.

1.21 “Permitted Liens” has the meaning ascribed to it in the Loan Agreement .

1.22 “Person” or “person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Agreement.

1.23 “Securities Act” means the U.S. Securities Act of 1933, as amended.

1.24 “Subsidiary” means, with respect to any Person:

(a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(b) any partnership or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

1.25 “Registrable Securities” means, (i) the Conversion Shares, (ii) the Warrant Shares, and (iii) the Consideration Shares. Registrable Securities will continue to be Registrable Securities until the first time at which they (a) are sold pursuant to an effective registration statement under the Securities Act, (b) are sold pursuant to Rule 144, (c) can be sold under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), or (d) they have otherwise been transferred and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend substantially similar to a Restricted Stock Legend will have been delivered by the Company.

1.26 “Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

1.27 “Registration Statement” means a registration statement filed by the Company or its successor with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

1.28 “Loan Documents” has the meaning ascribed in the Loan Agreement.

1.29 “Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

1.30 “Underwritten Demand Registration” shall mean an underwritten public offering of Registrable Securities pursuant to a Demand Registration, as amended or supplemented, that is a fully marketed underwritten offering that requires Company management to participate in “road show” presentations to potential investors requiring substantial marketing effort from management over multiple days, the issuance of a “comfort letter” by the Company’s auditors, and the issuance of legal opinions by the Company’s legal counsel.

1.31 “Underwritten Takedown” means an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented, that requires the issuance of a “comfort letter” by the Company’s auditors and the issuance of legal opinions by the Company’s legal counsel.

1.32 “Warrant” means the Warrant issued under the Loan Agreement and has the meaning ascribed therein.

1.33 “Warrant Shares” means the shares of Common Stock issuable by the Company upon exercise of the Warrant.

2. Registration Rights.

2.1 Resale Shelf Registration Rights.

(a) Registration Statement Covering Resale of Registrable Securities. Subject to compliance by the holders of Registrable Securities with Section 2.4(d), the Company shall prepare and file or cause to be prepared and filed with the Commission, no later than one hundred and eighty (180) days following the date of the Closing, a Registration Statement on Form S-3 or its successor form, or, if the Company is ineligible to use Form S-3, a Registration Statement on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the holders of all of the Registrable Securities then held by such holders that are not covered by an effective resale registration statement (the “Resale Shelf Registration Statement”). The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period (as defined below). In the event that the Company files a Form S-1 pursuant to this Section 2.1, the Company shall use its reasonable best efforts to convert the Form S-1 to a Form S-3 as soon as practicable after the Company is eligible to use Form S-3.

(b) Notification and Distribution of Materials. The Company shall notify the holders of Registrable Securities in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the holders of Registrable Securities may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

(c) Amendments and Supplements. Subject to the provisions of Section 2.1(a), the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.

(d) New Registration Statements. Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-1, Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used best efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the holders thereof, subject to a determination by the Commission that certain holders must be reduced first based on the number of Registrable Securities held by such holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1, Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

(e) Underwritten Takedown. If, at any time and from time to time after the expiration of any lock-up to which an holder of Registrable Securities is subject, the Company shall receive a request from the holders of Registrable Securities with an estimated market value of at least $1,000,000 for an Underwritten Takedown of all or any portion of the requesting holder’s Registrable Securities, then the Company shall promptly give notice of such requested Underwritten Takedown at least ten (10) Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Underwritten Takedown to the other Investors and thereupon use its best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of (i) subject to the restrictions set forth in Section 2.2(c), all Registrable Securities for which the Investor has requested such offering under this Section 2.1(e), and (ii) subject to the restrictions set forth in Section 2.2(c), all other Registrable Securities that any holders of Registrable Securities have requested the Company to offer by request received by the Company within seven (7) Business Days after such holders receive the Company’s notice of the Underwritten Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(i) Promptly after the expiration of the seven Business Day-period referred to in Section 2.1(e), the Company will notify all selling holders of the identities of the other selling holders and the number of shares of Registrable Securities requested to be included therein.

(ii) The Company shall be required to effectuate: (i) only one Underwritten Takedown by any holder of Registrable Securities within any three-month period; and (ii) an unlimited number of Underwritten Takedowns in respect of all Registrable Securities held by the holders hereof.

(iii) If the managing underwriter in an Underwritten Takedown advises the Company and the requesting holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the selling holders (applied on a pro rata basis based on the total number of Registrable Securities held by such holders, subject to a determination by the Commission that certain holders must be reduced first based on the number of Registrable Securities held by such holders).

(f) Selection of Underwriters. The Company shall have the right to select an Underwriter or Underwriters in connection with an Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the selling holders holding a majority in interest of the Registrable Securities requested to be sold in such Underwritten Takedown. In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.2 Demand Registration.

(a) Request for Registration. At any time and from time to time after the expiration of any lock-up to which an holder of Registrable Securities is subject, and subject to compliance by such holder with Section 2.4(d), so long as there is not then an effective Resale Shelf Registration Statement available for the resale of Registrable Securities pursuant to Section 2.1, the holders who hold a majority of all of the Registrable Securities may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form Registration or, if then available, on Form S-3. Each registration requested pursuant to this Section 2.2(a) is referred to herein as a “Demand Registration.” Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all other holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2(c) and the proviso set forth in Section 2.4(a)(i). The Company shall not be obligated to effect: (i) more than one Demand Registration during any three-month period; or (ii) any Demand Registration at any time there is an effective Resale Shelf Registration Statement on file with the Commission pursuant to Section 2.1. The Company shall be obligated to offer an unlimited number of Underwritten Demand Registrations in respect of the Registrable Securities held by the Investor.

(b) Underwritten Demand Registration. If the Demanding Holders so elect and such holders so advise the Company as part of its written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Demand Registration. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the holders initiating the Demand Registration, and subject to the reasonable approval of the Company. The parties agree that, in order to be effected, any Underwritten Demand Registration must result in aggregate proceeds to the selling holders of at least $1,000,000.

(c) Reduction of Offering. If the managing Underwriter or Underwriters for an Underwritten Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that, in such Underwriter’s or Underwriters’ opinion, the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares or securities which the Company desires to sell and the shares, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such person has requested be included in such registration, regardless of the number of shares held by each such person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares or other securities that the Company desires to sell and (iii) to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i) and (ii), any shares or other securities for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof that can be sold without exceeding the Maximum Number of Shares.

(d) Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwritten offering or are not entitled to include all of their Registrable Securities requested for inclusion in any underwritten offering, such majority-in-interest of the Demanding Holders may elect to withdraw from any Demand Registration by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration.

2.3 Piggy-Back Registration.

(a) Piggy-Back Rights. If, at any time after the expiration of any lock-up to which the Investor’s Registrable Securities are subject, and subject to compliance by such Investor with Section 2.4(d), the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company including, without limitation, pursuant to Section 2.2(a)), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The foregoing rights shall not be available to the Investor at such time as there is an effective Resale Shelf Registration Statement available for the resale of the Registrable Securities pursuant to Section 2.1. The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute its securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

(b) Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Company Shares which the Company desires to sell, taken together with shares of the Company, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(i) If the registration is undertaken for the Company’s account: (A) first, the shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Company Shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(ii) If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities or the Company, (A) first, the shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

(c) Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement, if such offering is pursuant to a Demand Registration, or prior to the public announcement of the offering, if such offering is pursuant to an Underwritten Takedown. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 2.3.

(d) Unlimited Piggy-Back Registration Rights. For purposes of clarity, any Registration effected pursuant to this Section 2.3 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2.

2.4 Registration Procedures.

(a) Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

(i) Filing Registration Statement. The Company shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.2, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its reasonable best efforts to keep it effective for the Effectiveness Period; provided, however, that the Company shall have the right to defer any Demand Registration for up to 180 days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer or Chairman of the Company stating that, in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided, further, that the Company shall not invoke such right on more than three occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve-month period.

(ii) Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

(iii) Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the earliest of the following: (i) the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn and (ii) the date on which all Registrable Securities and other securities covered by such Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”).

(iv) Participation. The Company shall permit a representative of the holders of Registrable Securities (such representative to be selected by a majority of the participating holders of Registrable Securities), the Underwriters, if any, and any attorney and accountant selected by such holders or Underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and shall cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters agree to confidentiality arrangements reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

(v) Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than three (3) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within five (5) Business Days of the occurrence of any of the following: (A) when such Registration Statement becomes effective; (B) when any post-effective amendment to such Registration Statement becomes effective; (C) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (D) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

(vi) Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

(vii) Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

(viii) Comfort Letter. In the event of an Underwritten Takedown or an Underwritten Demand Registration, the Company shall obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an underwritten offering, and a customary “bring-down” thereof, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating holders.

(ix) Opinions and Negative Assurance Letter. In the event of an Underwritten Takedown or an Underwritten Demand Registration, on the date the Registrable Securities are delivered for sale pursuant to any Registration, the Company shall obtain an opinion and negative assurances letter, each dated such date, of one counsel representing the Company for the purposes of such Registration, including an opinion of local counsel if applicable, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to such Registration in respect of which such opinion is being given as the holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating holders.

(x) Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

(xi) Transfer Agent. The Company shall provide and maintain a transfer agent and registrar for the Registrable Securities.

(xii) Records. Upon execution of confidentiality agreements, the Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

(xiii) Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(xiv) Road Show. If an offering pursuant to this Agreement is conducted as an Underwritten Takedown or an Underwritten Demand Registration and involves Registrable Securities with an aggregate offering price (before deduction of underwriting discounts) that exceeds $500,000, the Company shall use commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such offering.

(xv) Listing. The Company shall use its best efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

(b) Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(a)(v)(D), or, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company Board, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 2.4(a)(v)(D) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. The foregoing right to delay or suspend may be exercised by the Company for no longer than 180 days in any 12-month period.

(c) Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.2(a), any underwritten Takedown pursuant to Section 2.1(e) or any Piggy-Back Registration pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 2.4(a)(xv); (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders, but the Company shall pay any underwriting discounts or selling commissions attributable to the securities it sells for its own account.

(d) Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

(e) Other Obligations. At any time and from time to time after the expiration of any lock-up to which such shares of the Company are subject, in connection with a sale or transfer of Registrable Securities exempt from registration under the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement of which such prospectus forms a part, the Company shall, subject to the receipt of customary documentation required from the applicable holders in connection therewith, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by such holders in connection with the aforementioned sales or transfers; provided, however, that the Company shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any sale or transfer of Registrable Securities in any transaction that does not constitute an Underwritten Takedown or an Underwritten Demand Registration.

2.5 Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls the Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein, or is based on any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

(b) Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers, and each other selling holder and each other Person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, or is based on any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 2.5(a) or 2.5(b), such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

(d) Contribution.

(i) If the indemnification provided for in the foregoing Sections 2.5(a), 2.5(b), 2.5(c) is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 2.5(d)(i).

(iii) The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.5(d), no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

2.6 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

3. Board of Directors.

3.1 Number of Directors. The Company shall take all Necessary Action to cause the maximum authorized size of the Board of Directors to be equal to nine (9) directors.

3.2 Investor Directors. For so long as the Investor, its Affiliates and its Beneficial Interest Holders (as defined below) collectively hold no less than twenty-five percent (25%) of the Company’s Equity Securities held by the Investor on an As-Converted basis as of the date of this Agreement, the Investor shall have the right but not the obligation to designate five (5) individuals to be nominated for election or to be appointed by the Board of Directors, as applicable, to the Board of Directors (each, an “Investor Director”), which individuals as of the date of this Agreement shall remain vacant, in each case by depositing a notification of appointment at the registered office of the Company, and the Company shall immediately update the register of directors or other equivalent books and records to reflect these director appointments. the Company shall take all Necessary Action to ensure that these director appointments are perfected and effective. The Company shall refrain, and shall cause all other Persons not to, conduct any actions that would impede the effecting of such nomination, election and/or appointment.

3.3 Observer. If Investor is not represented on the Company’s Board of Directors, the Investor shall have the right to designate one (1) individual (the “Observer”) to attend, and the Company shall invite the Observer to attend, all meetings of the Board of Directors in a nonvoting observer capacity and, in this respect, shall give the Observer copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that the Observer shall agree to hold in confidence all information so provided.

3.4 Committees. Subject to applicable laws and stock exchange regulations, and subject to requisite independence requirements applicable to such committee, for so long as the Investor remains entitled to nominate an Investor Director pursuant to Section 3.2, each Investor Director will have the option of serving on each committee of the Board of Directors and the Company shall take all Necessary Action to have such Investor Director(s) appointed to each committee of the Board of Directors on which the Investor Director so elects to serve.

3.5 Reimbursement of Expenses. The Company shall reimburse the Investor Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof in accordance with the Company’s internal policies, as amended from time to time.

3.6 Indemnification. For so long as any Investor Director serves as a director of the Company, the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting such director as and to the extent consistent with applicable law, the Certificate of Incorporation, the bylaws of the Company and any indemnification agreements with such director (whether such right is contained in the organizational documents of the Company or another document), except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto.

4. Pre-emptive Rights.

4.1 General.

(a) In the event that any Group Company (each an “Offering Company”) proposes to raise capital through the sale, offer or issue of any New Securities or the incurrence of indebtedness for borrowed money (whether in the form of securities of such Group Company or otherwise, but excluding any trade, account, tax or salary payable incurred during the ordinary course of business of such Group Company) (in each case, a “Pre-emptive Financing”), the Investor shall have a right in preference and priority to any other Person, to participate up to one hundred percent (100%) in such Pre-emptive Financing. The Company, in respect of itself and any other Group Company, including NKGen Korea, and NKGen Korea, in respect of itself and any of its Subsidiaries that is a Group Company, shall procure the performance of the provisions of this Section 4 applicable to an Offering Company for the benefit of the Investor.

(b) The Investor shall be entitled to apportion the Pre-emptive Rights hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of the Investor (each a “Beneficial Interest Holder”).

(c) Any New Securities proposed to be sold, offered or issued by any Offering Company pursuant to Sections 4.1 shall be hereinafter referred to as “Pre-emptive Securities.”

4.2 Procedures.

(a) If any Offering Company proposes to undertake a Preemptive Financing after the date hereof, including any issuance of Pre-emptive Securities, such Offering Company shall give the Investor written notice (an “Pre-Emptive Offer Notice”) of such intention prior to such proposed Pre-emptive Financing, which notice shall include:

(i) the aggregate amount to be raised and the structure of the Pre-emptive Financing;

(ii) if applicable, the type and class or series of Pre-emptive Securities;

(iii) if applicable, the number of such Pre-emptive Securities to be issued;

(iv) if applicable, the per share price of such Pre-emptive Securities;

(v) if applicable, the identity of the prospective investor; and

(vi) the other material terms and conditions upon which the Offering Company proposes to enter into such Pre-emptive Financing.

(b) The Investor shall have the Pre-emptive Right to participate up to one hundred percent (100%) in the Pre-emptive Financing at the price per share (if applicable) and upon the other terms and conditions specified in the Pre-Emptive Offer Notice and shall have ten (10) Business Days after the Pre-Emptive Offer Notice is received (the “Pre-emptive Period”) to exercise its Pre-emptive Right by giving written notice (a “Pre-emptive Acceptance Notice”) to the Company and the Offering Company and stating therein the portion of the Pre-emptive Financing to which the Investor would like to participate in.

(c) If, at the expiration date of the Pre-emptive Period, the Investor has not exercised its Pre-emptive Right by giving a Pre-emptive Acceptance Notice to the Company and the Offering Company, the Investor shall be deemed to have waived its Pre-emptive Right with respect to, and only with respect to, the proposed Pre-emptive Financing specified in such Pre-Emptive Offer Notice.

(d) In the event that the Investor delivers a Pre-emptive Acceptance Notice during the Pre-emptive Period, then the closing of the Pre-emptive Financing shall take place within sixty (60) calendar days after the later to occur of (A) the expiry of the Pre-emptive Period, and (B) the receipt of all regulatory approvals required for such Pre-emptive Financing. Upon such closing, the relevant Offering Company shall, if applicable, (1) issue the applicable Pre-emptive Securities to the Investor, (2) deliver an irrevocable instruction to the transfer agent (if applicable) to make book entries with respect to the issuance of such Pre-emptive Securities to the Investor, and (3) if such Pre-emptive Securities are represented by certificates, issue and deliver certificates representing such Pre-emptive Securities to the Investor, in each case against payment by the Investor of the subscription price for such Pre-emptive Securities in accordance with the terms and conditions specified in the Pre-emptive Offer Notice.

4.3 For a period of sixty (60) days after the expiry of the Pre-emptive Period (inclusive), the Offering Company may consummate any portion of the Pre-emptive Financing with respect to which the Pre-emptive Rights of the Investor under this Section 4 were not exercised, at the same price per share (if applicable) and upon terms and conditions not less favorable to the Offering Company than those specified in the Pre-Emptive Offer Notice. If the Offering Company has not completed such Pre-Emptive Financing within such 60-day period, the Offering Company shall not thereafter enter to any Pre-Emptive Financing without first again offering to the Investor the right to participate in such Pre-Emptive Financing in the manner provided in Section 4.2.

4.4 In the event that any Offering Company proposes to sell, offer or issue any Equity Securities in a public offering of such Offering Company approved by the board of directors of such Offering Company, the Company shall (i) give reasonable prior notice to the Investor of such proposed public offering, (ii) consult with the Investor in good faith as to the expected terms, including size and pricing, of such public offering, and (iii) use best efforts to procure that, subject to the relevant Investor’s compliance with applicable laws, the Investor shall have the right to participate in such public offering and to acquire all or a portion of the Equity Securities offered by the Offering Company in such offering.

5. Protective Provisions. The Company and NKGen Korea shall not, and the Company and NKGen Korea shall not, as applicable, permit any Group Company to, directly or indirectly by amendment, merger, consolidation, domestication, transfer, continuance, reorganization, recapitalization, reclassification, waiver, statutory conversion, or otherwise, effect any of the acts or transactions set out in Exhibit A without prior written consent of the Investor, and any such act or transaction that has not been approved by such consent prior to such act or transaction being effected shall be null and void ab initio, and of no force and effect.

6. Rights of First Refusal.

6.1 The Company hereby unconditionally and irrevocably grants to the Investor a right of first refusal (“ROFR”) to purchase up to one hundred percent (100%) of any shares of capital stock of NKGen Korea (the “Transfer Stock”) that the Company may propose to, or be offered to, transfer, assign, sell, offer to sell, pledge, mortgage, hypothecate, encumber, or otherwise dispose of (the “Proposed Share Transfer”), at the same price and on the same terms and conditions as those offered to the prospective transferee of such Proposed Share Transfer.

6.2 If the Company proposes to, or is offered to, conduct a Proposed Share Transfer, the Company shall promptly and in any case before any such proposal or within one (1) Business Day of receipt of any such offer, give the Investor a written notice of such Proposed Share Transfer (the “Proposed Transfer Notice”) detailing the material terms and conditions (including price and form of consideration) of the Proposed Share Transfer, the identity of the prospective transferee, the intended date of completion of such Proposed Share Transfer and a copy of any term sheet, letter of intent, or similar document relating to such Proposed Share Transfer (“ROFR Offer Notice”). Upon the Investor’s written request, the Company shall promptly, and in any case within five (5) calendar days of receipt of such request, provide any additional information with respect to the Proposed Share Transfer reasonably requested by the Investor. Within fifteen (15) Business Days from the receipt of the ROFR Offer Notice (“ROFR Exercise Period”), the Investor may exercise its ROFR by providing the Company with a written notice specifying the number of Transfer Stock to be purchased by the Investor (the “ROFR Exercise Notice”). The closing of the purchase of Transfer Stock by the Investor shall take place, and all payments the Investor shall have been delivered to the Company, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Share Transfer; and (ii) sixty (60) calendar days after delivery of the ROFR Exercise Notice.

6.3 If the Investor fails to timely deliver the ROFR Exercise Notice to the Company, the ROFR shall lapse with respect to the Proposed Share Transfer contemplated in the ROFR Offer Notice, and the Company may, during the sixty (60) day period following the expiration of the ROFR Exercise Period, consummate the Proposed Share Transfer contemplated in the ROFR Offer Notice at the price and upon the terms and conditions no more favorable to the prospective transferee specified in the ROFR Offer Notice. If the Proposed Share Transfer is not consummated within such sixty (60) day period, the ROFR shall be deemed to be revived and the Proposed Share Transfer contemplated in the ROFR Offer Notice may not be consummated unless first reoffered to the Investor in accordance with this Section 6.

6.4 Any Proposed Share Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of NKGen Korea or its transfer agent and shall not be recognized by NKGen Korea. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

6.5 If the Company becomes obligated to sell any Transfer Stock to the Investor under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Investor may, at its option, in addition to all other remedies it may have, send to the Company the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Investor (or request that NKGen Korea effect such transfer in the name of the Investor) on the NKGen Korea’s books any certificates, instruments, or book entry representing the Transfer Stock to be sold.

7. Most Favored Nations. Without prejudicing or limiting the Investor’s rights under this Agreement or the other Loan Documents (in particular any consent right the Investor may have in respect of any Subsequent Financing), if any Group Company proposes to incur any indebtedness (including convertible loans) or issue any of its Equity Securities (a “Subsequent Financing”), and, if in such Subsequent Financing, there are any contractual provisions or side letters that provide terms more favorable to the Investor than the terms provided for hereunder (even if the Investor do not receive the benefit of such more favorable term until a default occurs under such other indebtedness or Equity Security), then the Company shall specifically notify the Investor of such additional or more favorable terms and such terms, and the applicable Group Company shall grant, or cause to be granted, the same right or privilege to the Investor in respect of the Note, this Agreement or any other Loan Documents. The types of terms contained in other indebtedness (including convertible loans) or Equity Securities that may be more favorable to the Investor of such securities include, but are not limited to, interest rate, conversion price, conversion conditions and other economic terms, warrant coverage, corporate governance rights, information rights, director appointment rights, preemptive rights and right of first refusal.

8. Information Rights and Inspection Rights.

8.1 Delivery of Financial Statements.

(a) The Company shall deliver to the Investor:

(i) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company, (A) a balance sheet as of the end of such year, (B) statements of income and of cash flows for such year, and (C) a statement of stockholders’ equity as of the end of such year, all such financial statements prepared in accordance with GAAP and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(ii) as soon as practicable, but in any event within 45 days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments; and (B) not contain all notes thereto that may be required in accordance with GAAP); and

(iii) as soon as practicable, but in any event within 30 days after the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP); and

(iv) any other information as may be reasonably requested by the Investor.

(b) If, for any period, the Company has any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries; provided, that if NKGen Korea’s accounts are not consolidated with those of the Company, then NKGen Korea shall deliver to the Investor the information pursuant to this Section 8.1 (being applicable mutatis mutandis).

8.2 Inspection. The Company and NKGen Korea shall permit the Investor, and the Company and NKGen Korea shall procure each Group Company to permit the Investor, at the Investor’s expense, to visit and inspect such Group Company’s properties; examine its books of account and records; and discuss such Group Company’s affairs, finances, and accounts with its officers, during normal business hours of such Group Company as may be reasonably requested by the Investor; provided, however, that Group Companies shall not be obligated pursuant to this Section 8.2 to (a) create any new information or materials or (b) provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information or the disclosure of which would adversely affect the attorney-client privilege between such Group Company and its counsel.

9. Miscellaneous.

9.1 Other Registration Rights and Arrangements. The Company represents and warrants that, as of the date of this Agreement, no Person, other than the Investor, has any right to require the Company to register any Equity Securities of the Company for sale or to include any Equity Securities of the Company in any registration filed by the Company for the sale of shares for its own account or for the account of any other Person. The Company shall not hereafter enter into any agreement with respect to its Equity Securities that is inconsistent with or violates the rights granted to the Investor set forth in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

9.2 Assignment; No Third-Party Beneficiaries.

(a) This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part without prior written consent of the Investor. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto, other than as expressly set forth in Section 2.5 and this Section 9.2.

(b) The rights of the Investor under this Agreement may be transferred or assigned by the Investor to its Affiliates or to a transferee who acquires the Investor’s Registrable Securities; provided that such transferee must execute and deliver to the Company a counterpart signature page hereto, and the transferor shall have delivered to the Company no later than thirty (30) days following the date of the transfer or the assignment, written notification of such transfer or assignment setting forth the name of the transferor, the name and address of the transferee, rights assigned, and if applicable, the number of Registrable Securities so transferred.

9.3 Amendments and Modifications. Upon the written agreement of the Company, in respect of itself and NKGen Korea, and the Investor, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. Any amendment, modification and waiver effected pursuant to this Section 9.3 shall be binding upon all parties hereto.

9.4 Termination. This Agreement shall automatically terminate upon the Investor and its Affiliates ceasing to hold any Equity Securities of the Company.

9.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

9.6 Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person, sent by electronic email or mailed by overnight mail addressed as follows, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses below:

If to the Company:

Address:	3001 Daimler Street, Santa Ana, CA 92705
Attention:	Paul Y. Song
Email:	psong@nkgenbiotech.com

If to NKGen Korea:

Address:	440, Changnyong-daero, Yeongtong-gu,
Suwon-si, Gyeonggi-do
Republic of Korea
Attention:	Yongman Kim
Email:	ymkim@nkgenbiotechkorea.com

If to the Investor, to the notice address of the Investor set forth underneath its signature block to this Agreement.

9.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

9.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

9.9 Entire Agreement. This Agreement and other Loan Documents (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

9.10 Governing Law and Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Loan Agreement.

9.11 Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NKGEN BIOTECH, INC.
as the Company

By:	/s/ Paul Y. Song
Name:	Paul Y. Song
Title:	Chief Executive Officer

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NKGEN BIOTECH KOREA CO., LTD.
as NKGen Korea

By:	/s/ Yongman Kim
Name:	Yongman Kim
Title:	President

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ALPINEBROOK CAPITAL GP I LIMITED
as the Investor

By:	/s/ Hanhan Xu
Name:	Hanhan Xu
Title:	Director

Notice Address:
71 Fort Street, George Town, Grand Cayman, KY1-1106,
Cayman Islands
Attention: Hanhan Xu
Email: hanhan.hsu@gmail.com

[Signature Page to Investor Rights Agreement]